UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 14, 2022, FAT Brands Inc., a Delaware corporation (the “Company”), entered into an ATM Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (the “Agent”), pursuant to which the Company may offer and sell from time to time through the Agent up to $21,435,000 maximum aggregate offering price of shares (the “Placement Shares”) of (i) Class A Common Stock, par value $0.0001 per share, of the Company, and/or (ii) 8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share, of the Company, in such amounts as the Company may specify by notice to the Agent, in accordance with the terms and conditions set forth in the Sales Agreement.

The offer and sale of the Placement Shares from time to time by the Company have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-261365), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 8, 2022. The Company has filed a prospectus supplement, dated November 14, 2022, with the SEC in connection with the offer and sale of the Placement Shares.

The Company will pay the Agent a commission of 3.0% of the aggregate gross proceeds from the sale of the Placement Shares pursuant to the Sales Agreement. Under the Sales Agreement, the Agent may sell the Placement Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for the Placement Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or by any other method permitted by law. The Company may instruct the Agent not to sell the Placement Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The Company is not obligated to make any sales of the Placement Shares under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Placement Shares subject to the Sales Agreement, and (ii) termination of the Sales Agreement as permitted therein. The Company may terminate the Sales Agreement in its sole discretion at any time by giving ten days’ prior notice to the Agent. The Agent may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving ten days’ prior notice to the Company.

The Sales Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreement, the Company has agreed to indemnify the Agent against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Agent may be required to make in respect of these liabilities, and to reimburse the Agent for certain expenses . In the ordinary course of business, the Agent or its affiliates may from time to time provide various investment banking or financial advisory services to the Company and/or its affiliates, for which the Agent or its affiliates may receive customary compensation.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”) and is incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

Exhibit 5.1 Opinion

A copy of the opinion of Greenberg Traurig, LLP with respect to the validity of the Placement Shares that may be sold and issued pursuant to the Sales Agreement is attached as Exhibit 5.1 to this 8-K. This 8-K is also being filed for the purpose of filing Exhibits 5.1 and 23.1 hereto as exhibits to the Company’s effective Registration Statement on Form S-3 (File No. 333-261365), and such exhibits are hereby incorporated by reference into such Registration Statement.

This 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Placement Shares or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP
10.1	ATM Sales Agreement, dated November 14, 2022, by and between the Company and ThinkEquity LLC
23.1	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer